Exhibit 3.9(a)
ARTICLES OF INCORPORATION OF CASH UNLIMITED OF ARIZONA, INC. KNOW ALL NEW MY THESE PRESENTS: That we, the undersigned, have this day associated otherwise together for the purpose of forming a corporation under and pursuant to the laws of the State of Arizona, and for that purpose hereby adopt the following Articles of Incorporation: ARTICLE I The name of the corporation is Cash Unlimited Of Arizona, Inc. ARTICLE II The total number of shares which the corporation shall (illegible) authority to issue is 10,000, all shares shall be of common shares and all shares shall be without per value. ARTICLE III The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as there may be amended from time to time. The business which the corporation initially intends to conduct includes services such as, but not limited to, cashing or checks and issuing money orders. ARTICLE IV The initial Board of Directors shall consist of two (2) Directors. The persons who are to serve as Directors until the first annual meeting of Shareholders or until their successors are elected and qualify are:

Gary Cruse 6336 East Joan De Arc Scottsdale, Arizona 85254 Deborah Cruse 6336 East Joan De Arc Scottsdale, Arizona 85254 The minimum and maximum number of Directors who shall from time to time serve the corporation shall be set forth in the Bylaws of the corporation. ARTICLE V The name and address of the initial statutory agent of the corporation is Teresa H. Foster, whose address is [•] East Highland Avenue, Suite 355, Phoenix, Arizona 85016, and who has been a bona fide resident of the State of Arizona for more than three (3) years. ARTICLE VI The street address of the corporation shall be 9022 North 13th Avenue, Phoenix, Arizona 85021. ARTICLE VII The incorporators of the corporation are: Gary Cruse 6336 East Joan De Arc Scottsdale, Arizona 85254 Deborah Cruse 6336 East Joan De Arc Scottsdale, Arizona 85254 All powers, duties and responsibility of the Incorporation shall cease at the time of delivery of these Articles of Incorporation in the Arizona Corporation Commission for filing.

ARTICLE VII This corporation shall indemnify, to the maximum extent from time to time permitted by applicable laws, any person who incurs liability or expense by reason of such person acting as an officer, director, employee, or agent of this corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law. ARTICLE VII The private property of the Shareholders shall be except from all corporate debts of any kind whatsoever. IN WITNESS WHREOF, we, the undersigned, have hereunto signed our name this 16th day of January, 1996. /s/ Gary Cruse Gary Cruse /s/ Deborah Cruse Deborah Cruse STATE OF ARIZONA ) ) SS. Country of Maricopa ) The foregoing instrument was acknowledged before as this 16th day of January, 1996, by Gary Cruse and Deborah Cruse. /s/ Notary Public Notary Public My Commission Expires 1-1-2000

I, Teresa H. Foster, having been appointed to act as Statutory Agent, hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes. /s/ Teresa H. Foster Teresa H. Foster, Statutory Agent

ARIZONA CORPORATION COMMISSION CORPORATIONS DIVISION

STATE OF ARIZONA Office of the CORPORATION COMMISSION I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document: AGENT ADDRESS CHANGE, 05/26/2006 Consisting of 1 pages, is a true and complete copy of the original of said document on file with this office for: CASH UNLIMITED OF ARIZONA, INC. ACCE file number: -0767341-8 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: December 4, 2009 Executive Director By:

CORPORATION
STATEMENT OF CHANGE OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS
1.	The exact name of the Corporation on file with the Arizona Corporation Commission (ACC) is: CASH UNLIMITED OF ARIZONA, INC.

2.	The ACC File Number is: 7673418

3.	The address of the known place of business currently on file with the ACC is: 1436 LANCASTER AVE #20, BERWYN, PA19312

4.	The address of the current statutory agent on file with the ACC is: 3225 N CENTRAL AVE, PHOENIX, AZ 85012

5.	The name of the current statutory agent is: C T CORPORATION SYSTEM

6.	The new address of the statutory agent in Arizona is: 2394 E. Camelback Road, Phoenix, AZ 85016

7.	The statutory agent has given the entity written notice of this change.

8.	If the entity indicates its address of the known place of business in Arizona is our (the statutory agent) address, please update accordingly.
Dated: May 19, 2006

CT CORPORATION SYSTEM
/s/ Kenneth J Uva
Kenneth J Uva, Vice President

Received
May 26, 2006
Arizona Corporation
Commission
Corporation Division

STATE OF ARIZONA Office of the CORPORATION COMMISSION I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document: STATEMENT OF CHANGEMENT, 02/12/2009 Consisting of 2 pages, is a true and complete copy of the original of said document on file with this office for: CASH UNLIMITED OF ARIZONA, INC. ACCE file number: -0767341-8 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: December 4, 2009 Executive Director By:

AZ Corp. commission 02676762 NO FILING FEE REQUIRED CORPORATION STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS OR STATUTORY AGENT Pursuant to A.R,S $$10-502, 10-1508, 10-11508 & 10-3502 NOTE: It is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well the new address or agent data. Please check with out Customer Phone Bank, (602) 542-3026 or our web site, www.azcc.gov/corp to obtain the correct information 1. the exact name of the corporation on file with the Arizona Corporation Commission (ACC) is: Cash Unlimited of Arizona, Inc 2. The ACC file number is -0767341-8 3. The known place of business currently on file with the ACC is: RECEIVED FEB 12 2009 ARIZONA CORP COMMISSION CORPORATION DIVISION 1436 LANCASTER AVE # 210 BERWYN, PA 19312 4. The name and street address of the current statutory agent on file with the ACC is: CT Corporation System 2394 East Camelback Road Phoenix, AZ 85016 5. ( ) (A) The known place of business in ARIZONA is to be changes. The street address of the new known place of business is: ___
( ) (B) Foreign corporations only: The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is: ___
Indicate with address the Annual Report should be mailed to: 5(A)___5(B)___ 6. ( )(A) The address of the statutory agent is to be changed. *(If the statutory agent has a P.O. box or personal mail box (PMB) then he/she must also provide a physical location/address). ___ ___ If only changing the statutory agent’s address, the statutory agent is the only individual who must sign this statement. *By signing this document, the statutory agent acknowledges that he/she has given the corporation written notice of this change. AR: 0009 Arizona Corporation Commission REV: 10/2006 Corporation Division Page 1 of 2

Corporation Name: Cash Unlimited of Arizona, Inc. File Number: -0767341-8 (X) (B) The statutory agent in ARIZONA is to be changed. The name and street address of the new statutory agent is: National Registered Agents, Inc. 638 North Fifth Avenue Phoenix, AZ 85003 The new statutory agent must accept his/her appointment as the new statutory agent. Acceptance of Appointment By Statutory Agent** **(required only if a new statutory agent is being appointed) The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 30th day of January, 2009 Signature: by Printed Name: Norine Nagel Title: Assistant Secretary National Registered Agents, Inc. If signing on behalf of a company, please print the company name here. Statutory agent must sign only Changes to corporation(s) other than changes to if changing his/her address a statutory agent’s address, must be executed (Item 6(A)). by an officer of the corporation. Dated this ___day of Dated this 3rd day of February, 2009 ___Signature: ___ Signature: ___Printed Name: Roy Hibberd Printed Name: Title: Secretary ___ If signing on behalf of a company, please print the company name here. AR: 0009 Arizona Corporation Commission REV: 10/2008 Corporation Division Page 2 of 2